GKN SECURITIES CORP.

                           DEFERRED COMPENSATION PLAN


         THIS PLAN, executed this day of 1998, sponsored by GKN Securities Corp. (the "Employer"), primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees (collectively, the "Executive");

                               W I T N E S S E T H

         WHEREAS, the Executive is employed as a management level employee or a highly compensated employee by the Employer arid the services of the Executive and the Executive's experience and knowledge of the business affairs of the Employer are extremely valuable to the Employer;

         WHEREAS, the Employer desires that the Executive remain in its employ, wishes to continue to receive the benefit of the Executive's knowledge and experience, and wishes to offer the Executive an incentive in the form of deferred compensation, the amount of which is determined on a year-to-year basis by the Employer based upon the Executive's compensation while the Executive is employed by the Employer;

         NOW, THEREFORE, in consideration of the foregoing, the Employer intends to provide deferred compensation for the Executive as follows:


                                    ARTICLE I

                                   DEFINITIONS

         1.1 "Board" means the members of the Board of Directors of GKN Securities Corp.

         1.2 "Committee" means the Savings Plan Committee of the Board, the members of which are made up of certain members of the Board.

         1.3      "Employer" means GKN Securities Corp. and its successors.

         1.4 "Fiscal Year" or "Years" (unless otherwise specified) means the Employer's fiscal year as now constituted or as it may be changed hereafter from time to time.





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                                   ARTICLE II

                                  ESTABLISHMENT



         2.1 Establishment of Plan. The Employer hereby establishes the GKN Securities Corp. Deferred Compensation Plan (the "Plan"), effective as of April 1, 1998, which is designed to assure supplemental retirement benefits for the Executive following the completion of each applicable three-year vesting period or death, in addition to those to which the Executive is otherwise entitled as the Employer's employee.

         2.2 Tax Consequences of Creation of Plan. The Plan is intended to be an unfunded, top-hat benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"). It is also intended that the Employer's contributions under the Plan will be deductible to the Employer when benefits are received by the Executive under Section 404(a) (5) of the Internal Revenue Code of 1986 (the "Code"), and the Executive (or the Executive's designated beneficiary) shall be taxed on the benefits upon actual receipt of payments or the right to be fully-vested under Section 61 of the Code.

         2.3 Effective Date. This Plan shall be effective as of April 1, 1998, notwithstanding that it may have been signed subsequent thereto.

         2.4 "Participant" means an employee employed as a registered representative with the Employer, and as designated by the Committee for participation in the benefits of the Plan, or whose beneficiaries obtain benefits under the Plan in accordance with its terms.

         2.5 "Plan" means the GKN Securities Corp. Deferred Compensation Plan, as the same may be amended from time to time.

         2.6 "Total Fund" for any year means the total amount of dollars which shall have been fixed for any such year by the Board.


                                   ARTICLE III

            DESIGNATION OF PARTICIPANTS AND ALLOCATION OF TOTAL FUND

         3.1 The Committee shall meet and specify the following:

                  (a) The name of each employee who shall be entitled to participate in the Plan; and

                  (b) The method by which the amount to be allocated for the benefit of each Participant from the total fund available for allocation shall be determined. In establishing said method and the liabilities under the Plan and contributions thereto, the Employer will use such methods and assumptions that will reasonably reflect the allocation of any contribution to which the Employer may, in its sole discretion, make for each Plan year. Such calculation of contributions shall be based on a percentage of the payout compensation of each Participant. The maximum deferral percentage shall be determined in accordance with the table set forth in Section 3.2 herein that considers a Participant's (i) level of annual production for the prior year, (ii) the number


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of years of employment with the Employer, and (iii) the maximum percentage of deferral by certain Participants. The actual contribution percentage by the Employer shall be the same percentage used to determine a Participant's actual deferral percentage as a percentage of the Participant's payout compensation for the current year as limited by the Maximum Deferral Table.

         3.2 A Participant may elect to defer a certain percentage of his or her payout compensation for the year. The maximum deferral percentage is based upon the Participant's prior year annual production and his or her years of employment with the Employer. The maximum deferral percentages table is, as follows:

                  (a) Annual production in excess of $1,000,000 and minimum of five years of employment with the Employer 7% deferral;

                  (b) Annual production in excess of $1,000,000 and three to five years of employment with the Employer 4% deferral;

                  (c) Annual production in excess of $1,000,000, and less than three years of employment with the Employer 1% deferral;

                  (d) Annual production between $500,000 and $1,000,000, and minimum of five years of employment with the Employer 5% deferral;

                  (e) Annual production between $500,000 and $1,000,000, and three to five years of employment with the Employer 2.5%;

                  (f) Annual production between $500,000 and $1,000,000, and less than three years of employment with the Employer 1% deferral;

                  (g) Annual production between $250,000 and $500,000, and minimum of five years of employment with the Employer 4% deferral;

                  (h) Annual production between $250,000 and $500,000, and three to five years of employment with the Employer 2% deferral;

                  (i) Annual production between $250,000 and $500,000, and less than three years of employment with the Employer 1% deferral; and

                  (j) Annual production less than $250,000, employee is not eligible to participate in this Plan .0% deferral.

Once the Participant has made the election to defer a certain percentage of his or her payout compensation, the percentage cannot be changed for that year. However, in certain hardship cases, as specified below, the Participant may elect to discontinue the deferral of the Participant's payout compensation for the remainder of the Plan year. The applicable hardship purposes which authorize a discontinuance of deferral of payout compensation are, as follows:


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                           (1) Extra-ordinary and medical care described "Code")
         Section 213(d) Participant, his spouse, defined in Code Section persons to obtain medical non-reimbursable expenses for in Internal Revenue
         Code (the previously incurred by the or any of his dependents (as 152) or necessary for these care;

                           (2) Extra-ordinary costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

                           (3) Payment of tuition, related educational fees, and room and board expenses for the next twelve (12) months of post-secondary education for the Participant, his spouse, children, or dependents; or

                           (4) Payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

         3.3 Based upon the actual deferral percentage by the Participant, the Employer will match the dollar amount of such deferral with a like amount of dollar value of shares of common stock of the Employer. The common stock shall either be issued from the Employer's treasury or purchased in the open market. The Employer's matching contribution shall be made within 90 days of the end of the applicable deferral year.

         3.4 Vested means the nonforfeitable portion of any account maintained on behalf of a Participant. Both the Participant's salary reduction contribution deferrals and the related Employer matching contributions of Employer stock have a three-year vesting period commencing at the end of the applicable deferral year. Therefore, if a Participant leaves the employ of the Employer prior to the end of the three year vesting period, the Participant losses both the Employer matching contribution and the actual dollar amount of salary reduction contributions deferred by the Participant and the related earnings thereon.

         3.5 Payment of the amount allocated to a Participant shall be deferred until the completion of the three-year vesting period for each individual year that the annual salary reduction contribution is deferred by a Participant along with the related Employer matching contribution. However, upon the death of a Participant before the completion of the current three-year vesting period, all amounts credited to his or her account which relate to the current three-year vesting period shall become fully vested as of his or her date of death.


                                   ARTICLE IV

             CONTINGENT FUTURE PAYMENTS, INVESTMENTS AND FORFEITURES

         4.1 The Committee shall cause a deferred account to be kept on behalf of each Participant and each beneficiary of a deceased Participant which shall reflect the value of the deferred salary reduction contributions, the earnings thereon and the related Employer matching contributions, and any costs associated with maintaining the deferred account, or, in the event the Committee has acted under Section 4.6(b), the value of any vested deferred account balance, payable to such Participant or beneficiary under the Plan.

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         4.2 Until and except to the extent that deferred account balances hereunder are distributed to or vested in the Participants or beneficiaries from time to time in accordance with orders of the Committee, the interest of each Participant and beneficiary therein is contingent only and is subject to forfeiture as provided in Section 4.6. Title to, and beneficial ownership of, any assets, whether cash or investments, which the Employer may set aside or earmark to meet its deferred account balances obligation hereunder, shall not remain with the Employer but shall be collected by the Trustee. No Participant or beneficiary shall under any circumstances acquire any property interest in any specific assets of the Employer until the time of distribution.

         4.3 (a) In order to meet its deferred account balances obligation hereunder, the Employer may, in its sole discretion, each year set aside or earmark funds in an amount equal to the total salary reduction contribution amounts deferred by the Participants for such year under Article 3.

                  (b) Funds set aside or earmarked to meet the Employer's deferred account balance obligation hereunder may be kept in cash, or invested and reinvested with investment direction from the appropriate Participants, in the sole discretion of the Committee.

                  (c) Except as provided in paragraph (e), investments of funds set aside or earmarked to meet the Employer's deferred account balance obligation hereunder may only be invested in individual contracts selected by the Employer. In the exercise of the foregoing discretionary investment powers, the Committee may engage investment counsel, and, if it so desires, may delegate to such counsel full or limited authority to select the securities in which the funds are to be invested, or follow the investment directions of the Participants. The cost of any such service shall be charged as an expense of administering the Plan and paid as provided in Section 5.1.

                  (d) The income and gains and losses, both realized and unrealized, from investments made pursuant to subparagraph (c), shall be net of any expenses properly chargeable thereto and net of the Employer's current or future income tax liability, if any, or savings attributable at the close of the Year. Amounts so maintained shall increase or decrease the deferred account balances receivable of the Participants or their beneficiaries.

                  (e) In the event of vesting at the completion of the applicable three-year vesting period, or upon the resignation, or death of a Participant, an amount equal to the value, determined as of the date of such event and in the manner provided in paragraph (d) above, of the deferred account balance payable to such Participant or his beneficiary shall be determined. The total amount payable to the Participant shall be appropriately adjusted by an amount equal to the net income or loss on such funds, determined in accordance with the principles of paragraph (d) except that no expenses other than income taxes and employment taxes shall be taken into account. In addition, such amount in the event of resignation by a Participant shall be reduced by any amounts which are non-vested due to the Participant's incompletion of the applicable three-year vesting period.

         4.4 The Committee shall from time to time determine the time and manner of making distributions of deferred account balances in case of resignation, death of a Participant, or completion of the applicable three-year vesting period by such methods as it shall find appropriate providing incentive to Participants for their continued service for the Employer. Commencement of distribution in the form of a lump sum in each case may not be deferred by any


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Participant beyond the completion of the annual valuation at the end of the three-year vesting period. In case of a Participant's death before distribution is completed, the balance shall be distributed in a lump sum payment to the Participant's beneficiary.

         4.5 Each participant shall have the right to designate beneficiaries who are to succeed to his contingent right to receive future payments hereunder in the event of his death. In case of a failure of designation or the death of a designated beneficiary without a designated successor, distribution shall be made to the Participant's estate. No designation of beneficiaries shall be valid unless in writing signed by the Participant, dated, and filed with the Committee. Beneficiaries may be changed without the consent of any prior beneficiaries.

         4.6 (a) The contingent right of a participant or beneficiary to receive future payments hereunder shall be forfeited upon the occurrence of any one or more of the following events:

                           (1) if the Participant is discharged from employment by the Company or a subsidiary for acts which, in the opinion of the Committee, constitute an embezzlement of corporate funds; or

                           (2) if the Participant shall enter into a business or employment which the Committee determines to be (i) detrimentally competitive with the business of the Employer or a subsidiary, and (ii) substantially injurious to the Employer's financial interest; or

                           (3) if the Participant terminates employment from the Employer by reasons other than death, prior to completing the three-year vesting period for an applicable deferred annual salary reduction contribution.

                  (b) The Committee may at any time and from time to time order all or any part of the value of the contingent right of a Participant or beneficiary to receive future payments to be vested and no longer subject to forfeiture, and may order payment of the amounts so vested on dates specified in such orders, if it finds such action appropriate in the circumstances.

         4.7 Nothing contained herein shall be deemed to create a trust of any kind or create any fiduciary relationship. A Rabbi Trust shall contemporaneously be established to hold the deferred salary reduction contributions of the Participants and the related Employer matching contributions in shares of common stock of the Employer. Funds invested hereunder shall be a part of the general funds of the Employer upon the Employer's Insolvency, and no person other than the Employer shall, by virtue of the provisions of this Plan, have any interest in such funds. To the extent that any person acquires a right to receive payments from the Employer under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Employer.

         4.8 The Plan does not constitute a contract on the part of the Employer to employ the Executive until age sixty-five (65) or to continue his employment for any given period of time, either fixed or contingent. Moreover, the Executive does not, by participating in the Plan, agree to continue in the employment of the Employer for any specified interval of time. The employment relationship, therefore, shall continue for so long as, but only for so long as, such employment is mutually satisfactory to both parties. The Employer does not


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promise that Executive's employment will be continued for such interval as to enable the Executive to obtain all or part of the benefits under the Plan.


                                    ARTICLE V

                                    BENEFITS

         5.1 Deferred Benefits. Upon the Executive's completion of the applicable three-year vesting period, the Employer shall pay to the Executive the amount of his contingent future benefit determined by the Trustee, which will be no less than 100% of the deferred amount, in a lump sum payment.

         5.2 Resignation Benefits. Upon the Executive's resignation (as determined by the Employer), the Employer shall pay to the Executive the amount of his vested contingent future benefit in a lump sum payment, as it shall be determined.

         5.3 Death Benefits. If the Executive dies before his or her completion of the applicable three-year vesting period, the Employer, in its sole discretion, shall, within a reasonable time period after the Participant's death, fully vest his or her account balance and pay to the designated beneficiary the amount of this contingent future benefit determined by the Trustee, which will be no less than 100% of the deferred amount, in a lump sum payment.


                                   ARTICLE VI

                                 ADMINISTRATION

         6.1 The books and records to be maintained for the purpose of the Plan shall be maintained by the officers and employees of the Employer at its expense and subject to the supervision and control of the Committee. All expenses of administering the Plan, shall be paid by the Employer either from funds set aside or earmarked under the Plan or from other funds.

         6.2 To the extent permitted by law, the right of any Participant or any beneficiary in any benefit or to any payment hereunder shall not be subject in any manner to attachment or other legal process for the debts of such Participant or beneficiary; and for the current year as limited by the Maximum Deferral Percentage any such benefit or payment shall not be subject to anticipation, alienation, sale, transfer, assignment or encumbrance.

         6.3 No member of the Board or of the Committee and no officer or employee of the Employer shall be liable to any person for any action taken or omitted in connection with the administration of this Plan unless attributable to his own fraud or willful misconduct; nor shall the Employer be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director, officer or employee of the Employer.

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         6.4 If a court shall determine that any provision of this Plan or any portion of a provision is void or unenforceable, only such provision or portion shall be rendered void or unenforceable. The remainder of this Plan shall continue in full force and effect.

         6.5 This Plan has been made and entered into the State of New York, and the laws of such state shall govern the validity, interpretation and performance of this Plan.


                                   ARTICLE VII

                        AMENDMENT AND TERMINATION OF PLAN

         7.1 The Plan may be amended in whole or in part from time to time by the Board. The Plan may be terminated at any time by the Board.

         7.2 Notice to every such amendment or of termination shall be given in writing to each Participant and beneficiary of a deceased Participant.

         IN WITNESS WHEREOF, the Employer has executed this Plan as of the date first above written.

                                         GKN SECURITIES CORP.



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                              GKN SECURITIES CORP.
                           DEFERRED COMPENSATION PLAN
                             INSTRUMENT OF AMENDMENT

     WHEREAS, GKN Securities Corp. (the "Company") has adopted the GKN Securities Corp. Deferred Compensation Plan (the "Plan"), effective as of April 1, 1998, to provide retirement benefits for certain of its employees and their beneficiaries; and

     WHEREAS, the Company reserved the right to amend the Plan upon the terms and conditions provided therein and now desires to amend the Plan to modify, effective December 31, 1998, the provisions of the Plan to provide that contributions in employer securities shall be made in shares of common stock of Research Partners International, Inc.;

     NOW, THEREFORE, the Plan is amended, effective as of December 31, 1998, as follows:

(1) Section 3.3 of the Plan is amended by its deletion in its entirety and the substitution of the following Section 3.3 in lieu thereof:

                  "3.3 Based upon the actual deferral percentage by the Participant, the Employer shall match the dollar amount of such deferral with a like value of shares of common stock of Research Partners International, Inc. Such shares of common stock shall either be issued from the treasury of Research Partners International, Inc. or purchased in the open market. The Employer's matching contribution of shares of common stock of Research
                  Partners International, Inc. shall be made within 90 days of the end of the applicable deferral year."

(2) Sections 3.4 of the Plan is amended by the deletion of the second sentence therein and the substitution of the following sentence in lieu thereof:

                  "Both the Participant's salary reduction contribution deferrals and the related Employer Matching contributions of shares of common stock of Research Partners International, Inc. have a three-year vesting period commencing at the end of the applicable deferral year."

(3) Section 4.7 of the Plan is amended by the deletion of the second sentence therein and the substitution of the following sentence in lieu thereof:

                  "A Rabbi Trust shall contemporaneously be established to hold the deferred salary reduction contributions of the Participants and the related Employer matching contributions of shares of Common Stock of Research Partners International, Inc."

     IN WITNESS WHEREOF, the Company has caused this Instrument of Amendment
to be executed this        day of                 , 1999.

                                                 GKN SECURITIES CORP.





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                              GKN SECURITIES CORP.
                        DEFERRED COMPENSATION PLAN TRUST
                             INSTRUMENT OF AMENDMENT


     WHEREAS, GKN Securities Corp. (the "Company") has established the GKN Securities Corp. Deferred Compensation Plan Trust Agreement (the "Trust"), effective as of April 1, 1998, to provide retirement benefits for certain of its employees and their beneficiaries; and

     WHEREAS, the Company reserved the right to amend the Trust upon the terms and conditions provided therein and now desires to amend the Trust to modify, effective December 31, 1998, the provisions of the Trust to provide that contributions in employer securities shall be made in shares of common stock of Research Partners International, Inc.;

         NOW, THEREFORE, the trust is amended, effective as of December 31, 1998, as follows:

(1) Section 1(e) of the Trust is amended by the deletion of the first sentence therein and the substitution of the following sentence in lieu thereof:

                  "The Company, in its sole discretion, may at any time, or from time to time, make deposits of cash or other property including shares of common stock of Research Partners International, Inc. in satisfaction of the Company's matching contribution obligation in trust with the Trustee to augment the principal held, administered and disposed of by the Trustee as provided in this Trust Agreement."

(2) Section 5(a) of the Trust is amended by the deletion of the first sentence therein and the substitution of the following sentence in lieu thereof:

                  "The Trustee may invest in securities including shares of common stock issued by Research Partners International, Inc., and shall receive shares of common stock of Research Partners International, Inc. from the Company in satisfaction of the Company's obligation to make Employer matching contributions."


     IN WITNESS WHEREOF, the Company has caused this Instrument
 of Amendment to be executed this        day of                 ,
1999.

                                              GKN SECURITIES CORP.




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